EXHIBIT 10.17

                          SCIENTIFIC ADVISOR AGREEMENT

         THIS SCIENTIFIC ADVISOR AGREEMENT dated January 29, 2007 is by and between Teeka Tan Products, Inc., a corporation organized under the laws of Delaware (" Teeka Tan") and Patrick Rice (" Advisor").

                                   WITNESSETH:

         WHEREAS, Teeka Tan wishes to retain Advisor's continued services and retain Advisor's services to Teeka Tan and access to Advisor's experience and knowledge with reference to experimental Shark Repellant/Sunscreen formulation testing currently underway at the Bimini Biological Field station.

         NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter contained, the parties hereby agree as follows:

1. TERM. The term of this Agreement (the " Term") shall begin upon the signing of this agreement (the "Effective Date") and terminate 1 (one) year thereafter. This agreement may be extended based on mutual consent of each party on a yearly basis.

2. SERVICES DURING THE TERM. During the Term, Advisor will, upon reasonable request, provide advisory services to Teeka Tan ("Employer") as follows

         (a) Advisor will continue to act as liaison and coordinate, plan, develop and oversee the experimental shark repellant/sunscreen trials currently underway at the Bimini Biological Field Station.

         (b) Advisor may be required to devote up to twenty (20) hours per month to Employer;

         (c) Advisor may perform advisory services hereunder at any location but may be required to be at the offices of Employer upon reasonable notice; and

         (d) Advisor shall not be obligated to render services under this Agreement during any period when he is disabled due to illness or injury.

         (e) Advisor will assist Employer in filing its final patent with respect to the sunscreen/shark repellant formulation and in writing any other scientific reports or papers it deems necessary with respect to the trials.

3. COMPENSATION FOR SERVICES DURING THE TERM. During the Term, Teeka Tan shall pay Advisor base compensation in the amount of 100,000 shares of the Advisor's restricted common stock.

4. CONFIDENTIALITY. While this Agreement is in effect and thereafter, Advisor shall not divulge to anyone any confidential or proprietary information regarding Employer's records, plans or any other aspects of Employer's business which Employer considers confidential or proprietary, except in the regular course of Employer's business, and except to the extent that such information
(a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of Advisor or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Advisor gives prompt notice of such requirement to Employer to enable Employer to seek an appropriate protective order. This Agreement, and the compensation payments to Advisor described in Section 3 above shall terminate in the event Advisor breaches the provisions of this Section 6; provided, that an insubstantial or inadvertent disclosure of information by Advisor which does not cause material harm to Employer shall not be deemed a breach of this provision.

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5. NONCOMPETITION. This Agreement, and the compensation payments to Advisor described in Section 3 above shall terminate in the event Advisor accepts employment from anyone reasonably deemed by Teeka Tan to be a competitor.

6 NONASSIGNMENT. The right of Advisor or any other beneficiary under this Agreement to receive compensation payments under Section 3 above may not be assigned, pledged or encumbered, except by will or by the laws of descent and distribution, without the permission of Teeka Tan which it may withhold in its sole and absolute discretion or as otherwise provided under the applicable IBP plan or program under which such compensation was earned by Advisor.

7. COMPLETE AGREEMENT This Agreement represents the complete agreement between Teeka Tan and Advisor concerning the subject matter hereof and supersedes all prior employment or benefit agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Advisor and Teeka Tan.

8 GOVERNING LAW. It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement shall be determined in accordance with the laws of the State of Florida.

9. INDEMNIFICATION. In the event the Company is subject to any action, claim or proceeding resulting from the Advisor's gross negligence or intentional breach of its representations, warranties or agreements made hereunder, Advisor agrees to indemnify and hold harmless the Company from any such action, claim or proceeding. Such indemnification shall include all fees and costs including reasonable attorney fees which the Company may incur. Company shall have the right to designate its own counsel for representation arising out of any indemnification and costs thereof shall be borne by Advisor. In the event the Advisor is subject to any action, claim or proceeding resulting from the Company's gross negligence or intentional breach of its representations, warranties or agreements made hereunder, Company agrees to indemnify and hold harmless the Advisor from any such action, claim or proceeding. Such indemnification shall include all fees and costs including reasonable attorney fees which the Advisor may incur. Advisor shall have the right to designate its own counsel for representation arising out of any indemnification and costs thereof shall be borne by Advisor.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

By:/s/ Brian S. John                    By: /s/ Patrick Rice
Teeka Tan Products, Inc                 Patrick Rice
President/CEO

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